Scottish Annuity & Life Insurance Company (Cayman) Ltd.

Report of Independent Auditors.................................................1

Consolidated Balance Sheets as of December 31, 2003 and 2002...................2

Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001.......................................................................3

Consolidated Statements of Comprehensive Income for the years ended December
31, 2003, 2002 and 2001........................................................4

Consolidated Statements of Shareholders' Equity for the years ended December
31, 2003, 2002 and 2001........................................................5

Consolidated Statements of Cash Flows for the years ended December 31, 2003,

Unaudited Consolidated Statements of Income for the nine months ended
September 30, 2004 and 2003...................................................25

Unaudited Consolidated Statements of Comprehensive Income for the nine months ended September 30, 2004 and 2003.............................................26

Unaudited Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2004 and 2003.............................................27

Unaudited Consolidated Statements of Cash Flows for the nine months ended
September 30, 2004 and 2003...................................................28

Notes to Consolidated Financial Statements....................................29

                        REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Board of Directors of Scottish Annuity & Life Insurance
Company (Cayman) Ltd.

We have audited the accompanying consolidated balance sheets of Scottish
Annuity & Life Insurance Company (Cayman) Ltd. and subsidiaries as of December
31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of
Scottish Annuity & Life Insurance Company (Cayman) Ltd. and subsidiaries at
December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the each of the three years in the period ended
December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, in 2003 the Company changed its accounting related to its funds withheld at interest.

                                              ERNST & YOUNG LLP

February 10, 2004

                                        1

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                           CONSOLIDATED BALANCE SHEETS
                (EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

                                                                  YEAR ENDED       YEAR ENDED
                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     2003             2002
                                                                --------------   -------------

ASSETS
Fixed maturity investments, available for sale, at fair value
 (amortized cost $1,834,382; 2002 -- $874,663)...............     $1,854,492     $  883,886
Preferred stock (cost $125,460)..............................        126,449             --
Cash and cash equivalents ...................................        270,421        116,298
Other investments ...........................................         17,664          5,619
Funds withheld at interest ..................................      1,469,425      1,101,836
                                                                  ----------     ----------
 Total investments ..........................................      3,738,451      2,107,639
Accrued interest receivable .................................         18,845          8,461
Reinsurance balances and risk fees receivable ...............        156,323         61,848
Deferred acquisition costs ..................................        304,849        206,530
Amounts recoverable from reinsurers .........................        713,248             --
Fixed assets ................................................          4,627          4,012
Due from related party ......................................         20,011             --
Other assets ................................................         35,953          2,251
Deferred tax asset ..........................................         32,051          7,169
Segregated assets ...........................................        403,037        289,899
                                                                  ----------     ----------
   Total assets .............................................     $5,427,395     $2,687,809
                                                                  ==========     ==========
LIABILITIES
Reserves for future policy benefits .........................     $1,393,220     $  297,639
Interest sensitive contract liabilities .....................      2,633,346      1,567,176
Accounts payable and accrued expenses .......................         26,305          4,417
Reinsurance payable .........................................        122,188         31,744
Due to related party ........................................             --         14,167
Other liabilities ...........................................          9,571             74
Current income tax payable ..................................         12,113          1,229
Long term debt ..............................................         47,500         17,500
Segregated liabilities ......................................        403,037        289,899
                                                                  ----------     ----------
   Total liabilities ........................................      4,647,280      2,223,845
                                                                  ----------     ----------
MINORITY INTEREST ...........................................          9,295             --

SHAREHOLDERS' EQUITY
Share capital, par value $0.01 per share:
 Issued and fully paid: 25,000,000 ordinary shares (2002 --
   25,000,000) ..............................................            250            250
Additional paid-in capital ..................................        714,892        420,081
Accumulated other comprehensive income ......................         15,958          6,451
Retained earnings ...........................................         39,720         37,182
                                                                  ----------     ----------
   Total shareholders' equity ...............................        770,820        463,964
                                                                  ----------     ----------
   Total liabilities and shareholders' equity ...............     $5,427,395     $2,687,809
                                                                  ==========     ==========

         See accompanying notes to Consolidated Financial Statements.

                                        2

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                        CONSOLIDATED STATEMENTS OF INCOME
                (EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

                                                                           YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                              2003             2002             2001
                                                                         --------------   --------------   -------------

REVENUES
Premiums earned ......................................................     $ 266,086         $129,046        $ 68,344
Investment income, net ...............................................       137,615           99,612          50,572
Fee income ...........................................................         6,060            4,520           2,688
Realized losses ......................................................        (7,396)          (4,852)         (3,883)
Change in value of embedded derivatives ..............................        13,904               --              --
                                                                           ---------         --------        --------
   Total revenues ....................................................       416,269          228,326         117,721
                                                                           ---------         --------        --------
BENEFITS AND EXPENSES
Claims and other policy benefits .....................................       192,857           96,059          51,245
Interest credited to interest sensitive contract liabilities .........        89,020           48,140          17,578
Acquisition costs and other insurance expenses .......................        91,771           51,205          24,013
Operating expenses ...................................................        32,681           32,408          15,675
Interest expense .....................................................         1,244              728           1,405
                                                                           ---------         --------        --------
   Total benefits and expenses .......................................       407,573          228,540         109,916
                                                                           ---------         --------        --------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
 INTEREST ............................................................         8,696             (214)          7,805
Income tax benefit (expense) .........................................        13,441            4,164             (58)
                                                                           ---------         --------        --------
INCOME BEFORE MINORITY INTEREST ......................................        22,137            3,950           7,747
Minority interest ....................................................           (62)              --              70
                                                                           ---------         --------        --------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE ................................................        22,075            3,950           7,817
Cumulative effect of change in accounting principle (net of
 taxation of $3,415; 2002 -- nil; 2001 -- nil)........................       (19,537)              --            (406)
                                                                           ---------         --------        --------
   NET INCOME ........................................................     $   2,538         $  3,950        $  7,411
                                                                           =========         ========        ========

         See accompanying notes to Consolidated Financial Statements.

                                        3

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                (EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

                                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                        2003             2002             2001
                                                                   --------------   --------------   -------------

Net income .....................................................      $  2,538         $  3,950        $  7,411
                                                                      --------         --------        --------
Other comprehensive income (loss), net of tax:
 Unrealized appreciation (depreciation) on investments .........        11,631           15,510          (3,000)
 Add: reclassification adjustment for investment (gains)
   losses included in net income ...............................        (2,124)          (5,433)          3,196
                                                                      --------         --------        --------
Other comprehensive income, net of income tax expense
 of $2,349 and $3,818 and $1,025................................         9,507           10,077             196
                                                                      --------         --------        --------
    Comprehensive income .......................................      $ 12,045         $ 14,027        $  7,607
                                                                      ========         ========        ========

         See accompanying notes to Consolidated Financial Statements.

                                        4

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 (EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS, EXCEPT FOR NUMBER OF SHARES)

                                                    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       2003           2002           2001
                                                  -------------- -------------- -------------

ORDINARY SHARES:
 Beginning of year ..............................   25,000,000     25,000,000     18,568,440
 Shares issued ..................................           --             --      6,431,560
                                                    ----------     ----------     ----------
 End of year ....................................   25,000,000     25,000,000     25,000,000
                                                    ==========     ==========     ==========
SHARE CAPITAL
 Beginning of year ..............................  $       250    $       250    $       186
 Shares issued ..................................           --             --             64
                                                   -----------    -----------    -----------
 End of year ....................................          250            250            250
                                                   -----------    -----------    -----------
ADDITIONAL PAID-IN CAPITAL
 Beginning of year ..............................      420,081        250,249        250,313
 Shares issued ..................................           --             --            (64)
 Capital contributed by parent ..................      294,811        169,832             --
                                                   -----------    -----------    -----------
 End of year ....................................      714,892        420,081        250,249
                                                   -----------    -----------    -----------
ACCUMULATED OTHER COMPREHENSIVE GAIN (LOSS)
 Beginning of year ..............................        6,451         (3,626)        (3,822)
 Unrealized appreciation on investments .........        9,507         10,077            196
                                                   -----------    -----------    -----------
 End of year ....................................       15,958          6,451         (3,626)
                                                   -----------    -----------    -----------
RETAINED EARNINGS
 Beginning of year ..............................       37,182         33,232         25,821
 Net income .....................................        2,538          3,950          7,411
                                                   -----------    -----------    -----------
 End of year ....................................       39,720         37,182         33,232
                                                   -----------    -----------    -----------
   TOTAL SHAREHOLDERS' EQUITY ...................  $   770,820    $   463,964    $   280,105
                                                   ===========    ===========    ===========

         See accompanying notes to Consolidated Financial Statements.

                                        5

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                (EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

                                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                     2003           2002           2001
                                                                -------------- -------------- -------------

OPERATING ACTIVITIES
Income before cumulative effect of change in accounting
 principle ....................................................  $     22,075    $    3,950    $    7,817
 Items not affecting cash:
   Net realized losses ........................................         7,396         4,852         3,883
   Changes in value of embedded derivatives ...................        13,903            --            --
   Amortization of investments ................................         4,090          (381)       (1,484)
   Amortization of deferred acquisition costs .................        58,002        28,138        11,094
    Changes in assets and liabilities:
      Accrued interest ........................................        (6,692)       (1,732)          (19)
      Reinsurance balances and risk fees receivables
       and payables ...........................................       (13,731)       14,684       (38,273)
      Deferred acquisition costs ..............................      (154,192)     (121,194)      (93,646)
      Deferred tax benefit ....................................       (17,389)       (2,309)       (1,293)
      Due to/ from related party ..............................       (34,178)       58,002         1,403
      Other assets and liabilities ............................       (26,140)        3,628           873
      Interest sensitive contract liabilities, net of funds
       withheld at interest ...................................        25,546        16,260         9,485
      Reserve for future policy benefits ......................       148,076       (16,378)      131,626
      Accounts payable and accrued expenses ...................        21,348          (141)          137
      Current income tax payable ..............................        (1,732)        1,229         1,351
      Other ...................................................         5,617        (1,254)       (1,899)
                                                                 ------------    ----------    ----------
Net cash provided by (used in) operating activities ...........        51,999       (12,646)       31,055
                                                                 ------------    ----------    ----------
INVESTING ACTIVITIES
Purchase of fixed maturity investments ........................    (1,167,247)     (662,691)     (309,373)
Proceeds from sales of fixed maturity investments .............       275,374       176,930       297,337
Proceeds from maturity of fixed maturity investments ..........       190,222       111,795        86,135
Purchase of preferred stock ...................................       (82,717)           --            --
Proceeds from sale of preferred stock .........................         2,263            --            --
Proceeds from maturity of preferred stock .....................         5,137            --            --
Cost of acquisition of subsidiary net of cash acquired ........      (140,228)           --            --
(Purchase) sale of other investments ..........................          (640)        5,598       (17,741)
                                                                 ------------    ----------    ----------
Net cash provided by (used in) investing activities ...........      (917,836)     (368,368)       56,358
                                                                 ------------    ----------    ----------
FINANCING ACTIVITIES
Deposits to interest sensitive contract liabilities ...........       736,884       320,338        83,137
Withdrawals from interest sensitive contract liabilities ......       (40,782)      (27,627)     (200,751)
Issuance of long term debt ....................................        29,047        17,500            --
Capital contributed from parent ...............................       294,811       169,832            --
Borrowings ....................................................            --       (65,145)       65,145
                                                                 ------------    ----------    ----------
Net cash provided by (used in) financing activities ...........     1,019,960       414,898       (52,469)
                                                                 ------------    ----------    ----------
Net change in cash and cash equivalents .......................       154,123        33,884        34,944
Cash and cash equivalents, beginning of year ..................       116,298        82,414        47,470
                                                                 ------------    ----------    ----------
Cash and cash equivalents, end of year ........................  $    270,421    $  116,298    $   82,414
                                                                 ============    ==========    ==========

          See accompanying notes to Consolidated Financial Statements.

                                        6

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

1. ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

ORGANIZATION

     Scottish Annuity & Life Insurance Company (Cayman) Ltd. was incorporated as an exempted company with limited liability on June 3, 1998 under the laws of the Cayman Islands. We are a wholly owned subsidiary of Scottish Re Group
Limited (formerly Scottish Annuity & Life Holdings, Ltd.), a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Scottish Re Group Limited is quoted on the New York Stock
Exchange. On July 8, 1998, we received an unrestricted Class "B" insurer's license under the insurance laws of the Cayman Islands. During 2002, we obtained an insurance permit to operate in Bermuda.

     We are a reinsurer of life insurance, annuities and annuity-type products.
These products are written by life insurance companies and other financial institutions located principally in the United States, as well as around the world. Scottish Re (Dublin) Limited, one of our subsidiaries, assumes business from an affiliate, Scottish Re Limited, a U.K. reinsurance company specializing in niche markets in developed countries and broader life reinsurance markets in the developing world. We refer to this portion of our business as Life
Reinsurance. To a lesser extent, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families for insurance, investment and estate planning purposes. This business and other revenues and expenses not related to Life Reinsurance are reported in the Other segment. We have operating companies in Bermuda, the Cayman Islands,
Ireland, and the United States.

BUSINESS

     Life Reinsurance

     In our Life Reinsurance business, we provide solutions to insurance companies seeking reinsurance of life insurance, annuities and annuity-type products. We reinsure lines of business that may be subject to significant reserve or capital requirements by regulatory and rating agencies.

     We assume risks associated with primary life insurance policies and annuities, both in force and new business. We reinsure: (i) mortality, (ii)
investment, (iii) persistency, and (iv) expense risks. We originate reinsurance business predominantly by marketing our products and services directly to U.S.
life insurance and reinsurance companies.

     Wealth Management

     In our Wealth Management business, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families, for insurance, investment and estate planning purposes. For us, high net worth generally means individuals and families with a liquid net worth in excess of $10 million. Variable life insurance and variable annuities have a cash value component that is placed in a separate account and invested by us on behalf of the policyholder with a money manager.
Through our Bermuda and Cayman Islands insurance companies, we have the flexibility to offer policies that permit the use of private independent money managers to manage the separate accounts. The money managers can utilize investment strategies not typically available in variable insurance products issued to the general public.

BASIS OF PRESENTATION

     Accounting Principles--Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United
States of America ("GAAP") and all amounts are reported in thousands of United
States dollars (except per share amounts). Certain items in the prior year financial statements have been reclassified to conform with the current year presentation.

                                        7

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     Consolidation--We consolidate the results of all our subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation. Prior period results have been reclassified to conform to the current year presentation.

     Estimates, risks and uncertainties--The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported on the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Our most significant assumptions are for assumed reinsurance liabilities and deferred acquisition costs. We review and revise these estimates as appropriate. Any adjustments made to these estimates are reflected in the period the estimates are revised.

     Certain prior period amounts have been reclassified to conform to the current year presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following are our significant accounting policies.

     A. Fixed maturity investments

     Fixed maturities are classified as available for sale, and accordingly, we carry these investments at fair values on our consolidated balance sheets. The fair value of fixed maturities is calculated using quoted market prices provided by independent pricing services. The cost of fixed maturities is adjusted for prepayments and the amortization of premiums and discounts. The unrealized appreciation (depreciation) is the difference between fair value and amortized cost and is recorded directly to equity with no impact to net income.
The change in unrealized appreciation (depreciation) is included in accumulated other comprehensive income (loss) in shareholders' equity. Investment transactions are recorded on the trade date with balances pending settlement reflected in the balance sheet as a component of other assets or other liabilities. Interest is recorded on the accrual basis.

     Short-term investments are carried at cost, which approximates fair value.

     Realized gains (losses) on securities are determined on a specific identification method. We track the cost of each security purchased so that we are able to identify and record a gain or loss when it is subsequently sold. In addition, declines in fair value that are determined to be other than temporary are included in realized gains (losses) in the consolidated statements of income. Realized gains and losses are stated net of associated amortization of deferred acquisition costs.

     EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on
Purchased and Retained Beneficial Interests in Securitized Financial Assets"
("EITF 99-20"), applies to all securities, purchased or retained, which represent beneficial interests in securitized assets, unless they meet certain exception criteria. Such securities include many collateralized mortgage, bond, debt and loan obligations (CMO, CBO, CDO, and CLO), mortgage-backed securities and asset-backed securities. Under EITF 99-20, a decline in fair value below the "amortized cost" basis is considered to be an other than temporary impairment whenever there is an adverse change in the amount or timing of cash flows to be received, regardless of the resulting yield, unless the decrease is solely a result of changes in market interest rates. Interest income is based on prospective estimates of future cash flows.

     EITF 99-20 is effective for fiscal quarters beginning after March 15,
2001. We reviewed all applicable securities held at June 30, 2001 and identified a required write down in the amount of $406,000. This is shown in the consolidated statements of income as a cumulative effect of change in accounting principle.

     Management reviews securities with material unrealized losses and tests for other than temporary impairments on a quarterly basis. Factors involved in the determination of potential impairment include fair value as compared to cost, length of time the value has been below cost,

                                        8

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

credit worthiness of the issuer, forecasted financial performance of the issuer, position of the security in the issuer's capital structure, the presence and estimated value of collateral or other credit enhancement, length of time to maturity, interest rates and our intent and ability to hold the security until the market value recovers.

     When a decline is considered to be "other than temporary" a realized loss is incurred and the cost basis of the impaired asset is adjusted to its fair value.

     B. Cash and cash equivalents

     Cash and cash equivalents include fixed deposits with an original maturity, when purchased, of three months or less. Cash and cash equivalents are recorded at face value, which approximates fair value.

     C. Funds withheld at interest

     Funds withheld at interest are funds held by ceding companies under modified coinsurance and coinsurance funds withheld agreements whereby we receive the interest income earned on the funds. The balance of funds held represents the statutory reserves of the ceding company. These agreements are considered to include embedded derivatives as further discussed in Note 2M.

     D. Revenue recognition

     (i)    Reinsurance premiums from traditional life policies and annuity policies with life contingencies are generally recognized as revenue when due from policyholders. Traditional life policies include those contracts with fixed and guaranteed premiums and benefits, and consist principally of whole life and term insurance policies. Our premiums earned are recorded in accordance with information received from our ceding companies, or are estimated where this information is not current with the reporting period. These premium estimates are based on historical experience as adjusted for current treaty terms and other information. Actual results could differ from these estimates. Management monitors actual experience, and should circumstances warrant, will revise its estimates of premiums earned.

            Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This is achieved by means of the provision for liabilities for future policy benefits and deferral and subsequent amortization of policy acquisition costs.

            From time to time we acquire blocks of in-force business and account for these transactions as purchases. Results of operations only include the revenues and expenses from the respective dates of acquisition of these blocks of in-force business. The initial transfer of assets and liabilities are recorded on the balance sheet.

            Reinsurance assumed on annuity business does not generate premiums but generates investment income over time on the assets we receive from ceding companies.

     (ii)   Fee income is recorded on an accrual basis.

     (iii)  Investment income is reported on an accrual basis after deducting the related investment manager's fees.

     (iv)   Realized capital gains and losses include gains and losses on the sale of investments available for sale and fixed assets and amounts recognized for other than temporary impairments on fixed maturities.
            Realized capital gains and losses are stated net of associated amortization of deferred acquisition costs.

     E. Deferred acquisition costs

     Costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable from future

                                        9

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

premiums or gross profits. Such costs include commissions and allowances as well as certain costs of policy issuance and underwriting. We perform periodic tests to determine that the cost of business acquired remains recoverable, and the cumulative amortization is re-estimated and adjusted by a cumulative charge or credit to current operations.

     Deferred acquisition costs related to traditional life insurance contracts, substantially all of which relate to long-duration contracts, are amortized over the premium-paying period of the related policies in proportion to the ratio of individual period premium revenues to total anticipated premium revenues over the life of the policy. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

     Deferred acquisition costs related to interest-sensitive life and investment-type policies are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment income, and expense margins.

     The development of and amortization of deferred acquisition costs for our products requires management to make estimates and assumptions. Actual results could differ materially from those estimates. Management monitors actual experience, and should circumstances warrant, will revise its assumptions and the related estimates.

     F. Fixed assets and leasehold improvements

     Fixed assets include leasehold improvements, furniture and fittings and computer equipment. They are recorded at cost and are depreciated over their estimated useful lives ranging between 1 and 5 years on a straight-line basis.
Accumulated depreciation at December 31, 2003 and 2002 amounted to $3.2 million and $1.8 million, respectively.

     G. Reserves for future policy benefits

     The development of policy reserves for our products requires management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Interest rate assumptions for individual life reinsurance reserves range from 2.5 to 7.0%. The interest assumptions for immediate and deferred annuities range from 4.0 to 6.5%.

     These estimates are based primarily on historical experience and information provided by ceding companies. Actual results could differ materially from those estimates. Management monitors actual experience, and where circumstances warrant, revises the assumptions and the related reserve estimates.

     For traditional life policies, future benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on anticipated experience, which, together with interest and expense assumptions, provide a margin for adverse deviation. If the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, deferred acquisition costs will be written off and thereafter, if required, a premium deficiency reserve will be established by a charge to income.

     H. Interest sensitive contract liabilities

     The liabilities for interest sensitive contract liabilities equal the accumulated account values of the policies or contracts as of the valuation date and include funds received plus interest credited less funds withdrawn and interest paid. Benefit liabilities for fixed annuities during the accumulation period equal their account values; after annuitization, they equal the discounted present value of expected future payments.

     I. Income taxes

     Income tax liability and deferred tax assets are recorded in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109. In
accordance with this statement we record

                                       10

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

deferred income taxes that reflect the net tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is applied to deferred tax assets where the recoverability is uncertain.

     J. Segregated assets

     Separate account investments are in respect of wealth management clients and include the net asset values of the underlying funds plus separate cash and cash equivalent balances less separate account fees payable to us. The funds in the separate accounts are not part of our general funds and are not available to meet our general obligations. The assets and liabilities of these transactions move in tandem. The client bears the investment risk on the account and we receive an asset-based fee for providing this service that is recorded as fee income.

     K. Segregated liabilities

     Separate account liabilities include amounts set aside to pay the deferred variable annuities and the cash values associated with life insurance policies.
These balances consist of the initial premiums paid after consideration of the net investment gains/losses attributable to each separate account, less fees and withdrawals.

     L. Fair value of financial instruments

     The fair value of assets and liabilities included on the consolidated balance sheets which qualify as financial instruments under SFAS No. 107
"Disclosure About Fair Value of Financial Instruments", approximate the carrying amount presented in the consolidated financial statements.

     M. Derivatives

     Our funds withheld at interest arise on modified coinsurance and funds withheld coinsurance transactions. Derivatives Implementation Group Issue No.
B36 "Embedded Derivatives: Bifurcation of a Debt Instrument that Incorporates
Both Interest Rate and Credit Rate Risk Exposures that are Unrelated or Only
Partially Related to the Creditworthiness of the Issuer of that Instrument"
indicates that these transactions contain embedded derivatives. The embedded derivative feature in our funds withheld treaties is similar to a fixed-rate total return swap on the assets held by the ceding companies. The swap consists of two parts. The first is the market value of the underlying asset portfolio and the second is a hypothetical loan to the ceding company. The hypothetical loan is based on the expected cash flows of the underlying reinsurance liability. We have developed models to systematically estimate the value of the total return swap. The fair value of the embedded derivative is affected by changes in expected cash flows, credit spreads of the assets and changes in
"risk-free" interest rates. The change in fair value is included in our calculation of estimated gross profits and, therefore, also affects the amortization of deferred acquisition costs. In addition to our quota share indemnity funds withheld contracts, we have entered into various financial reinsurance treaties that, although considered funds withheld, do not transfer significant insurance risk and are recorded on a deposit method of accounting.
As a result of the experience refund provisions of these treaties the value of the embedded derivative is currently considered immaterial.

     We adopted DIG B36 on October 1, 2003. The initial adoption has resulted in a loss, after tax and after related amortization of deferred acquisition costs of $19.5 million. This has been recorded as a cumulative effect of change in accounting principle in our consolidated statement of income for the year ended December 31, 2003. The change in fair value of the derivative between
October 1, 2003 and December 31, 2003 was a gain of $13.9 million, net of related amortization of deferred acquisition costs. The fair value of the derivative of $9.3 million at December 31, 2003 is included in other assets.

3. BUSINESS ACQUISITIONS

     On December 22, 2003, we completed the purchase of 95% of Scottish Re Life
Corporation (formerly ERC Life) for $151.0 million in cash subject to certain post closing adjustments. The

                                       11

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

adjustments are dependant on the completion of the audit of the 2003 financial statements of Scottish Re Life Corporation prepared in accordance with U.S.
statutory accounting principles. We have estimated the post closing adjustment at approximately $20.0 million on the basis of information currently available.
There was no goodwill arising on the acquisition. The balance sheet of Scottish
Re Life Corporation at the date of acquisition is as follows:

                                                           DECEMBER 22,
                                                               2003
                                                          -------------
           Fixed maturity investments ...................  $  263,301
           Funds withheld at interest ...................     204,256
           Cash and other investments ...................     106,656
                                                           ----------
                                                              574,213

           Reinsurance balances receivable ..............     105,242
           Amounts recoverable from reinsurers ..........     713,248
           Other assets..................................      45,370
                                                           ----------
           Total assets .................................  $1,438,073
                                                           ==========

           Reserves for future policy benefits ..........  $  951,899
           Interest sensitive contract liabilities ......     177,485
           Reinsurance balances payable .................     108,894
           Other liabilities ............................      15,141
                                                           ----------
           Total liabilities ............................  $1,253,419
                                                           ==========

     The following pro forma information related to our acquisition of Scottish
Re Life Corporation for the years ended December 31, 2003 and 2002 illustrates the effects of the acquisition as if it had occurred at the beginning of the years presented.

                                    YEAR ENDED       YEAR ENDED
                                   DECEMBER 31,     DECEMBER 31,
                                       2003             2002
                                  --------------   -------------
  Revenue .....................      $768,223         $473,032
  Net Income ..................      $ 67,663         $ 29,127

     The acquisitions described above were accounted for by the purchase method of accounting. In accordance with APB Opinion No. 16, "Business Combinations,"
the accompanying consolidated statements of income do not include any revenues or expenses related to this acquisition prior to the closing date.

                                       12

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

4. BUSINESS SEGMENTS

     We report segments in accordance with SFAS No. 131, "Disclosures about
Segments of an Enterprise and Related Information". The segment reporting for the lines of business is as follows:

                                                                   YEAR ENDED DECEMBER 31, 2003
                                                              --------------------------------------
                                                                   LIFE
                                                               REINSURANCE      OTHER       TOTAL
                                                              ------------- ------------ -----------

     Premiums earned ........................................   $266,086      $     --    $266,086
     Investment income, net .................................    133,542         4,073     137,615
     Realized gains (losses) ................................     (8,554)        1,158      (7,396)
     Change in value of embedded derivative .................     13,904            --      13,904
     Fee income .............................................      4,067         1,993       6,060
                                                                --------      --------    --------
        Total revenues ......................................    409,045         7,224     416,269
                                                                --------      --------    --------
     Claims and other policy benefits .......................    192,857            --     192,857
     Interest credited to interest sensitive contract
       liabilities ..........................................     89,020            --      89,020
     Acquisition costs and other insurance expenses, net.....     90,300         1,471      91,771
     Operating expenses .....................................     21,617        11,064      32,681
     Interest expense .......................................      1,110           134       1,244
                                                                --------      --------    --------
        Total benefits and expenses .........................    394,904        12,669     407,573
                                                                --------      --------    --------
     Income (loss) before income taxes and minority
       interest .............................................   $ 14,141      $ (5,445)   $  8,696
                                                                ========      ========    ========

                                                                   YEAR ENDED DECEMBER 31, 2002
                                                              --------------------------------------
                                                                   LIFE
                                                               REINSURANCE      OTHER       TOTAL
                                                              ------------- ------------ -----------

     Premiums earned ........................................   $129,046      $     --    $129,046
     Investment income, net .................................     96,108         3,504      99,612
     Realized losses ........................................     (4,833)          (19)     (4,852)
     Fee income .............................................      3,148         1,372       4,520
                                                                --------      --------    --------
        Total revenues ......................................    223,469         4,857     228,326
                                                                --------      --------    --------
     Claims and other policy benefits .......................     96,059            --      96,059
     Interest credited to interest sensitive contract
       liabilities ..........................................     48,140            --      48,140
     Acquisition costs and other insurance expenses, net.....     48,960         2,245      51,205
     Operating expenses .....................................     26,515         5,893      32,408
     Interest expense .......................................         84           644         728
                                                                --------      --------    --------
        Total benefits and expenses .........................    219,758         8,782     228,540
                                                                --------      --------    --------
     Income (loss) before income taxes and minority
       interest .............................................   $  3,711      $ (3,925)   $   (214)
                                                                ========      ========    ========

                                       13

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

                                                          YEAR ENDED DECEMBER 31, 2001
                                                       ----------------------------------
                                                            LIFE
                                                        REINSURANCE    OTHER      TOTAL
                                                       ------------- --------- ----------

     Premiums earned .................................   $ 68,344     $   --    $ 68,344
     Investment income, net ..........................     43,036      7,535      50,571
     Realized gains (losses) .........................     (4,500)       618      (3,882)
     Fee income ......................................      1,685      1,003       2,688
                                                         --------     ------    --------
        Total revenues ...............................    108,565      9,156     117,721
                                                         --------     ------    --------
     Claims and other policy benefits ................     51,245         --      51,245
     Interest credited to interest sensitive contract
       liabilities ...................................     17,578         --      17,578
     Acquisition costs and other insurance expenses, net   23,411        602      24,013
     Operating expenses ..............................     11,114      4,561      15,675
     Interest expense ................................         --      1,405       1,405
                                                         --------     ------    --------
        Total benefits and expenses ..................    103,348      6,568     109,916
                                                         --------     ------    --------
     Income (loss) before income taxes and minority
       interest ......................................   $  5,217     $2,588    $  7,805
                                                         ========     ======    ========

                                         DECEMBER 31,     DECEMBER 31,
                                             2003             2002
                                        --------------   -------------
           ASSETS
  Life Reinsurance ..................     $4,937,190     $2,299,494
  Other .............................        490,205        388,315
                                          ----------     ----------
  Total .............................     $5,427,395     $2,687,809
                                          ==========     ==========

5. FOREIGN SALES AND OPERATIONS

     Our operations include Bermuda, the Cayman Islands, Ireland and the United
States.

     Financial information relating to geographic areas:

                                 YEAR ENDED          YEAR ENDED         YEAR ENDED
                             DECEMBER 31, 2003   DECEMBER 31, 2002   DECEMBER 31, 2001
                            ------------------- ------------------- ------------------
          REVENUES

U.S. business .............       $378,285            $208,532           $ 91,020
Non-U.S. business .........         37,984              19,794             26,701
                                  --------            --------           --------
Total .....................       $416,269            $228,326           $117,721
                                  ========            ========           ========

                                       14

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

6. INVESTMENTS

     The amortized cost, gross unrealized appreciation and depreciation, and estimated fair values of our fixed maturity investments are as follows:

                                                                      DECEMBER 31, 2003
                                              -----------------------------------------------------------------
                                                AMORTIZED    GROSS UNREALIZED   GROSS UNREALIZED    ESTIMATED
                                                   COST        APPRECIATION       DEPRECIATION      FAIR VALUE
                                              ------------- ------------------ ------------------ -------------

U.S. Treasury securities and U.S.
 government agency obligations ..............  $   57,386         $   376          $    (338)      $   57,424
Corporate securities ........................     978,489          22,881             (3,106)         998,264
Mortgage and asset backed securities ........     798,507          10,165             (9,868)         798,804
                                               ----------         -------          ---------       ----------
                                               $1,834,382         $33,422          $ (13,312)      $1,854,492
                                               ==========         =======          =========       ==========

                                                                          DECEMBER 31, 2002
                                                 -------------------------------------------------------------------
                                                  AMORTIZED     GROSS UNREALIZED     GROSS UNREALIZED     ESTIMATED
                                                     COST         APPRECIATION         DEPRECIATION       FAIR VALUE
                                                 -----------   ------------------   ------------------   -----------

U.S. Treasury securities and U.S.
 government agency obligations ...............   $ 12,943            $   864            $      --        $ 13,807
Corporate securities .........................    424,883             14,285               (5,244)        433,924
Mortgage and asset backed securities .........    436,837             10,139              (10,821)        436,155
                                                 --------            -------            ---------        --------
                                                 $874,663            $25,288            $ (16,065)       $883,886
                                                 ========            =======            =========        ========

     The contractual maturities of the fixed maturities are as follows (actual maturities may differ as a result of calls and prepayments):

                                                         DECEMBER 31, 2003
                                                   -----------------------------
                                                     AMORTIZED       ESTIMATED
                                                        COST         FAIR VALUE
                                                   -------------   -------------

     Due in one year or less ...................   $   37,162      $   37,550
     Due in one year through five years ........      322,833         331,972
     Due in five years through ten years .......      560,524         569,015
     Due after ten years .......................      115,356         117,151
                                                   ----------      ----------
                                                    1,035,875       1,055,688
     Mortgage and asset backed
       securities ..............................      798,507         798,804
                                                   ----------      ----------
                                                   $1,834,382      $1,854,492
                                                   ==========      ==========

                                       15

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     Gross realized gains and losses are as follows:

                                                      YEAR ENDED            YEAR ENDED           YEAR ENDED
                                                  DECEMBER 31, 2003     DECEMBER 31, 2002     DECEMBER 31, 2001
                                                 -------------------   -------------------   ------------------

   Proceeds from sale of investments .........        $275,816               $176,930             $297,337
                                                      ========               ========             ========
   Gross realized gains ......................         $ 7,082                $ 7,942              $ 5,160
   Gross realized losses (1) .................         (12,460)               (12,788)              (9,065)
                                                      --------               --------             --------
   Net realized losses .......................          (5,378)                (4,846)              (3,905)
   Other gains and (losses) ..................          (2,018)                    (6)                  22
                                                      --------               ---------            --------
   Realized losses ...........................         $(7,396)               $(4,852)             $(3,883)
                                                      ========               ========             ========

(1)   Includes $6.3 million, $10.0 million and $4.0 million in 2003, 2002 and
      2001, respectively in respect of fixed maturity investments written down to estimated realizable values and $2.9 million, $2.5 million and $2.9 million in 2003, 2002 and 2001 respectively in respect of modified coinsurance receivables written down to estimated realizable values.

     At December 31, 2003 and 2002, we did not have a material concentration of investments in fixed income securities in a single issuer, industry or geographic location.

     The following tables provide information on the length of time securities have been continuously in an unrealized loss position:

                                                           DECEMBER 31, 2003
                              ----------------------------------------------------------------------------
                                  BOOK                   ESTIMATED                  UNREALIZED
                                 VALUE         %         FAIR VALUE       %            LOSS          %
DAYS                          ----------- ----------   ------------- ----------   ------------- ----------
                                                          DOLLARS IN THOUSANDS

   0-90 .....................  $281,107       56.7%    $277,556          57.6%     $    (3,551)     26.1%
   91-180 ...................    92,053       18.6       90,229          18.7           (1,824)     13.4
   181-270 ..................    52,236       10.5       51,220          10.6           (1,016)      7.5
   271-360 ..................    11,100        2.2       10,751           2.2             (349)      2.6
   Greater than 360 .........    58,975       12.0       52,102          10.9           (6,873)     50.4
                               --------      -----     --------         -----      -----------     -----
   Total ....................  $495,471      100.0%    $481,858         100.0%     $   (13,613)    100.0%
                               ========      =====     ========         =====      ===========     =====
                                                            DECEMBER 31, 2002
                              -----------------------------------------------------------------------------
                                BOOK                    ESTIMATED                  UNREALIZED
   DAYS                         VALUE            %      FAIR VALUE          %          LOSS            %
                              --------       -----     -------------    -----      -----------     -----
                                                          DOLLARS IN THOUSANDS
   0-90 .....................  $ 77,150       36.9%    $ 75,062          38.9%     $    (2,088)     13.0%
   91-180 ...................    53,663       25.7       50,082          25.9           (3,581)     22.3
   181-270 ..................    19,463        9.3       16,080           8.3           (3,383)     21.1
   271-360 ..................     7,227        3.5        6,212           3.2           (1,015)      6.3
   Greater than 360 .........    51,578       24.6       45,579          23.7           (5,998)     37.3
                              ---------      -----     --------         -----      -----------     -----
   Total ....................  $209,081      100.0%    $193,015         100.0%     $   (16,065)    100.0%
                              =========      =====     ========         =====      ===========     =====

7. FUNDS WITHHELD AT INTEREST

     At December 31, 2003, funds withheld at interest were in respect of six fixed annuity reinsurance contracts with three ceding companies. At December
31, 2002 we had four fixed annuity reinsurance contracts with two ceding companies. We had three contracts with Lincoln National Insurance Company that accounted for $1.3 billion at December 31, 2003 and $1.1 billion at December
31, 2002, which represented 86% and 98% of the funds withheld balances. The other contracts were with Illinois Mutual Insurance Company and American
Founders Life Insurance Company. Lincoln National Insurance Company has
financial strength ratings of "A+" from A.M. Best, "AA-" from

                                       16

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

Standard & Poor's, "Aa3" from Moody's and "AA" from Fitch. In the event of insolvency of the ceding companies on these arrangements we would need to exert a claim on the assets supporting the contract liabilities. However, the risk of loss is mitigated by our ability to offset amounts owed to the ceding company with the amounts owed to us by the ceding company.

     According to data provided by our ceding companies, the amortized cost, gross unrealized appreciation and depreciation and estimated fair values of assets, excluding cash, backing our funds withheld at interest at December 31,
2003 and 2002 are as follows:

                                                                    DECEMBER 31, 2003
                                            -----------------------------------------------------------------
                                              AMORTIZED    GROSS UNREALIZED   GROSS UNREALIZED    ESTIMATED
                                                 COST        APPRECIATION       DEPRECIATION      FAIR VALUE
                                            ------------- ------------------ ------------------ -------------

  U.S. Treasury securities and U.S.
    government agency obligations .........  $   31,577        $    526           $   (144)      $   31,959
  Corporate securities ....................     970,157          77,966             (2,074)       1,046,049
  Municipal bonds .........................      22,481             835               (248)          23,068
  Mortgage and asset backed
    securities ............................     318,151          12,254             (1,482)         328,923
                                             ----------        --------           --------       ----------
                                              1,342,366          91,581             (3,948)       1,429,999
  Commercial mortgage loans ...............     120,178           9,694               (496)         129,376
                                             ----------        --------           --------       ----------
  Total ...................................  $1,462,544        $101,275           $ (4,444)      $1,559,375
                                             ==========        ========           ========       ==========

                                                                    DECEMBER 31, 2002
                                            -----------------------------------------------------------------
                                              AMORTIZED    GROSS UNREALIZED   GROSS UNREALIZED    ESTIMATED
                                                 COST        APPRECIATION       DEPRECIATION      FAIR VALUE
                                            ------------- ------------------ ------------------ -------------

  U.S. Treasury securities and U.S.
    government agency obligations .........  $   10,230         $   343          $      --       $   10,573
  Corporate securities ....................     778,251          56,377            (12,468)         822,160
  Municipal bonds .........................         501               8                 --              509
  Mortgage and asset backed
    securities ............................     201,887          11,364               (101)         213,150
                                             ----------         -------          ---------       ----------
                                                990,869          68,092            (12,569)       1,046,392
  Commercial mortgage loans ...............     101,360          10,908                 --          112,268
                                             ----------         -------          ---------       ----------
  Total ...................................  $1,092,229         $79,000          $ (12,569)      $1,158,660
                                             ==========         =======          =========       ==========

     According to data provided by our ceding companies, the contractual maturities, excluding cash, of the assets backing our funds withheld fixed maturities are as follows (actual maturities may differ as a result of calls and prepayments):

                                                         DECEMBER 31, 2003
                                                   -----------------------------
                                                     AMORTIZED       ESTIMATED
                                                        COST         FAIR VALUE
                                                   -------------   -------------

     Due in one year or less ...................   $   10,582      $   10,938
     Due in one year through five years ........      268,943         288,941
     Due in five years through ten years .......      665,959         720,158
     Due after ten years .......................       78,731          81,039
                                                   ----------      ----------
                                                    1,024,215       1,101,076
     Mortgage and asset backed
       securities ..............................      318,151         328,923
                                                   ----------      ----------
     Total .....................................   $1,342,366      $1,429,999
                                                   ==========      ==========

                                       17

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

8. REINSURANCE CEDED

     Premiums earned are analyzed as follows:

                                YEAR ENDED          YEAR ENDED         YEAR ENDED
                            DECEMBER 31, 2003   DECEMBER 31, 2002   DECEMBER 31, 2001
                           ------------------- ------------------- ------------------

Premiums assumed .........      $ 279,612           $ 150,198          $  90,239
Premiums ceded ...........        (13,526)            (21,152)           (21,895)
                                ---------           ---------          ---------
Premiums earned ..........      $ 266,086           $ 129,046          $  68,344
                                =========           =========          =========

     Reinsurance contracts do not relieve us from our obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to us. We evaluate the financial condition of our reinsurers to minimize our exposure to losses from reinsurer insolvencies. Claims and other policy benefits are net of reinsurance recoveries of $4.4 million, $0.4 million and
$0.1 million during the years ended December 31, 2003, 2002 and 2001.

9. REINSURANCE TRANSACTIONS

     The following table summarizes the acquisitions of in-force reinsurance transactions completed by us during 2002 and 2001. There were no acquisitions of in-force reinsurance transactions in 2003. These transactions are accounted for as purchases. Our results of operations include the effects of these purchases only from the respective acquisition dates.

                                                   DECEMBER 31,     DECEMBER 31,
                                                       2002             2001
                                                  --------------   -------------
         Fair value of assets acquired ........       $18,222         $107,353
         Deferred acquisition costs ...........         4,600           11,000
                                                      -------         --------
         Fair value of assets acquired ........       $22,822         $118,353
                                                      =======         ========
         Fair value of liabilities assumed ....       $22,822         $118,353
                                                      =======         ========

10. DEFERRED ACQUISITION COSTS

     The change in deferred acquisition costs is as follows:

                                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                2003           2002           2001
                                                           -------------- -------------- -------------

   Balance at beginning of year ..........................   $ 206,530      $ 113,474      $  30,922
   Expenses deferred .....................................     154,192        124,875         81,153
   Amortization expense ..................................     (58,002)       (28,338)       (11,094)
   Deferred acquisition costs on in-force reinsurance
    transactions purchased ...............................          --          4,600         11,000
   Deferred acquisition costs on realized losses .........       2,129         (8,081)         1,493
                                                             ---------      ---------      ---------
   Balance at end of year ................................   $ 304,849      $ 206,530      $ 113,474
                                                             =========      =========      =========

11. RELATED PARTIES

     The amount due from/ to related party represents amounts owed from/ to
Scottish Re Group Limited. The amounts outstanding are unsecured and interest-free. The amounts due relate to fees paid by us and our subsidiaries for net worth maintenance, investment management and other corporate services.
These fees amounted to $29.0 million, $25.4 million, and $11.5 million in the years ended December 31, 2003, 2002 and 2001 respectively.

                                       18

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     Included in net premiums earned is $35.4 million of premiums ceded by
Scottish Re Limited, an affiliated company (2002 -- $6.3 million).

12. LONG TERM DEBT

     Capital securities

     On December 4, 2002, Scottish Holdings Statutory Trust I, a Connecticut
statutory business trust ("Capital Trust") issued and sold in a public offering
$17.5 million Capital Floating Rate Capital Securities ("the capital securities"). All of the common shares of the Capital Trust are owned by
Scottish Holdings, Inc., our wholly owned subsidiary.

     The capital securities mature on December 4, 2032. They are redeemable in whole or in part at any time after December 4, 2007. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 4%. At December 31, 2003 the interest rate was 5.15%. Prior to December 4, 2007 interest cannot exceed
12.5%. The Capital Trust may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than December 4, 2032. Any deferred payments would accrue interest quarterly on a compounded basis if Scottish
Holdings, Inc. defers interest on the Debentures due December 4, 2032 (as defined below).

     The sole assets of the Capital Trust consist of $18.0 million principal amount of Floating Rate Debentures (the "Debentures") issued by Scottish
Holdings, Inc. The Debentures mature on December 4, 2032 and interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 4%. At December
31, 2003 the interest rate was 5.15%. Prior to December 4, 2007 interest cannot exceed 12.5%. Scottish Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than December 4, 2032. Any deferred payments would accrue interest quarterly on a compounded basis.
Scottish Holdings, Inc. may redeem the Debentures at any time after December 4,
2007 in the event of certain changes in tax or investment company law.

     We have guaranteed Scottish Holdings, Inc.'s obligations under the
Debentures, and distributions and other payments due on the capital securities.

     Preferred trust securities

     On October 29, 2003, Scottish Holdings, Inc. Statutory Trust II, a
Connecticut statutory business trust ("Capital Trust II") issued and sold in a private offering of $20.0 million Preferred Trust Securities ("the preferred trust securities"). All of the common shares of Capital Trust II are owned by
Scottish Holdings, Inc.

     The preferred trust securities mature on October 29, 2033. They are redeemable in whole or in part at any time after October 29, 2003. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 3.95%. At December
31, 2003, the interest rate was 5.10%. Prior to October 29, 2008, interest cannot exceed 12.45%. Capital Trust II may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than October 29, 2033. Any deferred payments would accrue interest quarterly on a compounded basis if
Scottish Holdings, Inc. defers interest on the Floating Rate Debentures due
October 29, 2033 (as described below).

     The sole assets of Capital Trust II consist of $20.6 million principal amount of Floating Rate Debentures (the "Floating Rate Debentures") issued by
Scottish Holdings, Inc. The Floating Rate Debentures mature on October 29, 2033 and interest is payable quarterly at 3 month LIBOR plus 3.95%. At December 31,
2003 the interest rate was 5.10%. Prior to October 29, 2008, interest cannot exceed 12.45%. Scottish Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than October 29, 2033. Any deferred payments would accrue interest quarterly on a compounded basis.
Scottish Holdings, Inc. may redeem the Floating Rate Debentures at any time after October 29, 2008 and in the event of certain changes in tax or investment company law.

                                       19

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     We have guaranteed Scottish Holdings, Inc.'s obligations under the
Floating Rate Debentures and distributions and other payments due on the preferred trust securities.

     Trust Preferred Securities

     On November 14, 2003, GPIC Holdings Inc. Statutory Trust, a Delaware
statutory business trust ("GPIC Trust") issued and sold in a private offering of $10.0 million Trust Preferred Securities ("the trust preferred securities").
All of the common shares of GPIC Trust are owned by Scottish Holdings, Inc.

     The trust preferred securities mature on September 30, 2033. They are redeemable in whole or in part at any time after September 30, 2008. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 3.90%. At
December 31, 2003, the interest rate was 5.05%. GPIC Trust may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than
September 30, 2033. Any deferred payments would accrue interest quarterly on a compounded basis if Scottish Holdings, Inc. defers interest on the Junior
Subordinated Notes due September 30, 2033 (as described below).

     The sole assets of GPIC Trust consist of $10.3 million principal amount of
Junior Subordinated Notes (the "Notes") issued by Scottish Holdings, Inc. The
Notes mature on September 30, 2033 and interest is payable quarterly at 3 month
LIBOR plus 3.90%. At December 31, 2003 the interest rate was 5.05%. Scottish
Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than September 30, 2033. Any deferred payments would accrue interest quarterly on a compounded basis. Scottish Holdings, Inc.
may redeem the Notes at any time after September 30, 2008 and in the event of certain changes in tax or investment company law.

     We have guaranteed Scottish Holdings, Inc.'s obligations under the Notes and distribution and other payments due on the trust preferred securities.

13. SHAREHOLDERS' EQUITY

     We are authorized to issue 100,000,000 ordinary shares of par value $0.01 each.

     As at December 31, 2003 and 2002, 25,000,000 ordinary shares were outstanding.

     During the years ended December 31, 2003 and 2002 Scottish Re Group
Limited contributed capital of $294.8 million and $169.8 million, respectively.

14. EMPLOYEE BENEFIT PLANS

     We provide retirement benefits for all employees under defined contribution plans. Defined contribution plan expense totaled $343,000,
$380,000 and $232,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

15. TAXATION

     There is presently no taxation imposed on income or capital gains by the
Governments of the Bermuda and the Cayman Islands. Our Bermuda companies have been granted an exemption from taxation in Bermuda until 2016. If any taxation were to be enacted in the Cayman Islands, we have been granted an exemption therefrom until 2018. These companies operate in a manner such that they will owe no United States tax other than premium excise taxes and withholding taxes on certain investment income.

     Undistributed earnings of our foreign subsidiaries are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal withholding taxes has been provided thereon. Upon distribution of current or accumulated earnings and profits in the form of dividends or otherwise, we would be subject to U.S. withholding taxes at a 5% rate.

                                       20

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     At December 31, 2003, we had net operating loss carryforwards of approximately $168.4 million (2002 -- $83.8 million) for income tax purposes that expire in years 2012 through 2018. These carryforwards resulted primarily from our 1999 acquisition of Scottish Re (U.S.), Inc. and from current operations of Scottish Re (U.S.), Inc.

     Significant components of our deferred tax assets and liabilities are as follows:

                                                         DECEMBER 31, 2003   DECEMBER 31, 2002
                                                        ------------------- ------------------

  Deferred tax assets:
    Net operating losses ..............................      $  61,077          $  28,968
    Reserves for future policy benefits ...............         13,656                 --
    Unrealized depreciation on investments ............            231                 --
    Negative proxy deferred acquisition costs .........          1,816                389
    Other .............................................          2,654              1,194
                                                             ---------          ---------
  Total deferred tax assets ...........................         79,434             30,551
                                                             ---------          ---------

  Deferred tax liabilities:
    Unrealized appreciation on investments ............         (8,387)            (4,432)
    Deferred acquisition costs ........................        (21,300)           (11,919)
    Reserves for future policy benefits ...............        (16,835)            (6,844)
    Other .............................................           (861)              (187)
                                                             ---------          ---------
    Total deferred tax liabilities ....................        (47,383)           (23,382)
                                                             ---------          ---------
  Net deferred tax asset ..............................      $  32,051          $   7,169
                                                             =========          =========

     For the years ended December 31, 2003 and 2002 we have income tax benefit
(expense) from operations as follows:

                                              YEAR ENDED          YEAR ENDED         YEAR ENDED
                                          DECEMBER 31, 2003   DECEMBER 31, 2002   DECEMBER 31, 2001
                                         ------------------- ------------------- ------------------

   Current tax expense .................       $  (175)           $ (1,727)           $ (1,350)
   Deferred tax benefit ................        13,616               5,891               1,292
                                               -------            --------            --------
   Total tax benefit (expense) .........       $13,441            $  4,164            $    (58)
                                               =======            ========            ========

     Income tax benefit (expense) attributable to continuing operations differ from the amount of income tax benefit (expense) that would result from applying the federal statutory rates to pretax income from operating due to the following:

                                                   YEAR ENDED          YEAR ENDED         YEAR ENDED
                                               DECEMBER 31, 2003   DECEMBER 31, 2002   DECEMBER 31, 2001
                                              ------------------- ------------------- ------------------

   Pretax GAAP income at 34% ................      $ (2,956)           $     73            $ (2,654)
   Income not subject to tax at 34% .........        14,352               6,383               3,410
   Foreign taxes ............................          (772)             (1,727)             (1,265)
   Negative DAC .............................         1,427                (695)                (61)
   Other ....................................         1,390                 130                 512
                                                   --------            --------            --------
   Tax benefit ..............................      $ 13,441            $  4,164            $    (58)
                                                   ========            ========            ========

16. STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

     Our Bermuda insurance companies are required to maintain a minimum capital of $0.25 million. Under The Insurance Law of the Cayman Islands, Scottish
Annuity & Life Insurance Company (Cayman) Ltd. must maintain a minimum net capital worth of $0.24 million.

                                       21

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     The maximum amount of dividends that can be paid by Scottish Re (U.S.),
Inc. (a Delaware domiciled insurance company) without prior approval of the
Insurance Commissioner is subject to restrictions relating to statutory surplus and operating earnings. The maximum dividend payment that may be made without prior approval is limited to the greater of the net gain from operations for the preceding year or 10% of statutory capital and surplus as of December 31 of the preceding year. The statutory surplus of Scottish Re (U.S.), Inc. at
December 31, 2003 was $52.0 million (2002 -- $52.1 million). The maximum dividend that could be paid in 2003 without prior approval is $5.2 million
(2002 -- $5.2 million). Scottish Re (U.S.), Inc.'s net assets which are restricted by the above are $172.4 million (2002 -- $119.2 million).

     The maximum amount of dividends that can be paid by Scottish Re Life
Corporation (a Missouri domiciled insurance company) without prior approval of the Director of Insurance in any twelve month period is subject to restrictions relating to statutory surplus and operating earnings. The maximum dividend payment that may be made without prior approval is limited to the greater of the net gain from operations for the preceding year or 10% of policyholders surplus, as of December 31 of the preceding year, provided however, that dividends may be paid only from earned surplus, although the Director of
Insurance may permit the payment of dividends from other than earned surplus.
The statutory surplus of Scottish Re Life Corporation at December 31, 2003 was
$143.8 million. As a result of previously paid dividends, however, Scottish Re
Life Corporation had negative unassigned surplus at December 31, 2003. Thus, the permission of the Director must be sought for the payment of any dividend in 2004. Scottish Re Life Corporation intends to seek the Director's approval to restate unassigned surplus to zero pursuant to the certain reorganization provisions.

     The National Association of Insurance Commissioners prescribes risk-based capital (RBC") requirements for U.S. domiciled life and health insurance companies. As of December 31, 2003 and 2002, Scottish Re (U.S.), Inc. exceeded all minimum RBC requirements.

17. COMMITMENTS AND CONTINGENCIES

     Credit facilities

     During 2003, we renewed our credit facilities, which currently consist of:

        (a) a credit facility totaling $50.0 million, of which $25.0 million is available on an unsecured basis and $25.0 million is available on a secured basis. The facility provides capacity for borrowings and letters of credit. The interest rates on amounts borrowed under the secured facility is LIBOR plus 50 basis points and under the unsecured facility is
     LIBOR plus 75 basis points. This facility expires in October 2004 but it is renewable upon the agreement of both parties.

        (b) a secured credit facility totaling $50.0 million. This facility provides a combination of borrowings and letters of credit. Interest rates on amounts borrowed under this facility is LIBOR plus 45 basis points.
     This facility expires in September 2004 but is renewable upon the agreement of both parties.

     One of the facilities requires that Scottish Annuity & Life Insurance
Company (Cayman) Ltd. maintains shareholders' equity of at least $340.0 million. At December 31, 2003, Scottish Annuity & Life Insurance Company
(Cayman) Ltd's shareholders' equity was $770.8 million. The other facility requires that Scottish Re Group Limited maintain consolidated net worth of
$520.0 million, a maximum debt to total capitalization ratio of 30% and uncollateralized assets of 1.2 times any unsecured borrowings. At December 31,
2003, Scottish Re Group Limited's net worth was $659.8 million and the ratio of debt to total capitalization was 16.9%. Our failure to comply with the requirements of the credit facilities would, subject to grace periods, result in an event of default, and we could be required to repay any outstanding borrowings. At December 31, 2003, there were no borrowings under the facilities. Outstanding letters of credit under these facilities amounted to
$31.2 million (2002 -- $9.1 million).

                                       22

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (STATED IN THOUSANDS OF UNITED STATES DOLLARS)

     We also have a reverse repurchase agreement with a major broker/dealer.
Under this agreement, we have the ability to sell agency mortgage backed securities with the agreement to repurchase them at a fixed price, providing the dealer with a spread that equates to an effective borrowing cost linked to one-month LIBOR. This agreement is renewable monthly at the discretion of the broker/dealer. At December 31, 2003 and December 31, 2002, there were no borrowings under this agreement.

     Lease commitments

     Scottish Annuity & Life Insurance Company (Cayman) Ltd. and its
subsidiaries lease office space in the countries in which they conduct business under operating leases that expire at various dates through 2012. Total rent expense with respect to these operating leases for the years ended December 31,
2003, 2002 and 2001 were approximately $548,000, $485,000, and $694,000 respectively.

     Future minimum lease payments under the leases, are expected to be:

       YEAR ENDING DECEMBER 31
       -----------------------
       2004 ..........................................  $  594
       2005 ..........................................     534
       2006 ..........................................     483
       2007 ..........................................     483
       2008 ..........................................     483
       Later years ...................................   1,932
                                                        ------
       Total future lease commitments ................  $4,509
                                                        ======

     Legal proceedings

     In the normal course of our business, we and our subsidiaries are occasionally involved in litigation. The ultimate disposition of such litigation is not expected to have a material adverse effect on our financial condition, liquidity or results of operations.

                                       23

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                          CONSOLIDATED BALANCE SHEETS--
              SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                             (DOLLARS IN THOUSANDS)

                                                                      SEPTEMBER 30, 2004     DECEMBER 31,
                                                                          (UNAUDITED)            2003
                                                                     --------------------   -------------

ASSETS
Fixed maturity investments, available for sale, at fair value
 (Amortized cost $2,621,940; 2003 -- $1,834,382)..................        $2,652,770        $1,854,492
Preferred stock, available for sale, at fair value (Cost $124,663;
 2003 -- $125,460)................................................           125,082           126,449
Cash and cash equivalents ........................................           155,311           270,421
Other investments ................................................            16,398            17,664
Funds withheld at interest .......................................         1,477,870         1,469,425
                                                                          ----------        ----------
   Total investments .............................................         4,427,431         3,738,451
Accrued interest receivable ......................................            19,499            18,845
Reinsurance balances and risk fees receivable ....................           193,499           156,323
Due from related parties .........................................             2,152            20,011
Deferred acquisition costs .......................................           406,437           304,849
Amount recoverable from reinsurers ...............................           676,601           713,248
Present value of in-force business ...............................            27,320                --
Fixed assets .....................................................             4,258             4,627
Current income tax receivable. ...................................             7,755                --
Other assets .....................................................            10,161            35,953
Deferred tax benefit .............................................            30,724            32,051
Segregated assets ................................................           466,075           403,037
                                                                          ----------        ----------
   Total assets ..................................................        $6,271,912        $5,427,395
                                                                          ==========        ==========
LIABILITIES
Reserves for future policy benefits ..............................        $1,451,037        $1,393,220
Interest sensitive contract liabilities ..........................         3,136,931         2,633,346
Structured finance facility liability ............................           200,000                --
Accounts payable and accrued expenses ............................            18,446            26,305
Reinsurance balances payable .....................................            81,502           122,188
Other liabilities ................................................            22,072             9,571
Current income tax payable .......................................                --            12,113
Long term debt ...................................................            79,500            47,500
Segregated liabilities ...........................................           466,075           403,037
                                                                          ----------        ----------
   Total liabilities .............................................         5,455,563         4,647,280
                                                                          ----------        ----------
MINORITY INTEREST ................................................             9,535             9,295

SHAREHOLDERS' EQUITY
Share capital, par value $0.01 per share:
 Issued and fully paid: 25,000,000 ordinary shares ...............               250               250
Additional paid-in capital .......................................           718,525           714,892
Accumulated other comprehensive income ...........................            23,560            15,958
Retained earnings ................................................            64,479            39,720
                                                                          ----------        ----------
   Total shareholders' equity ....................................           806,814           770,820
                                                                          ----------        ----------
   Total liabilities and shareholders' equity ....................        $6,271,912        $5,427,395
                                                                          ==========        ==========

     See Accompanying Notes to Unaudited Consolidated Financial Statements

                                       24

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME--
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                NINE MONTHS ENDED
                                                                         --------------------------------
                                                                          SEPTEMBER 30,     SEPTEMBER 30,
                                                                               2004             2003
                                                                         ---------------   --------------

REVENUES
Premiums earned ......................................................      $368,072          $180,156
Investment income, net ...............................................       151,329            98,605
Fee income ...........................................................         7,496             5,798
Realized losses ......................................................        (3,635)           (4,708)
Change in value of embedded derivatives ..............................           456                --
                                                                            --------          --------
   Total revenues ....................................................       523,718           279,851
                                                                            --------          --------
BENEFITS AND EXPENSES
Claims and other policy benefits .....................................       278,263           131,037
Interest credited to interest sensitive contract liabilities .........        77,342            65,925
Acquisition costs and other insurance expenses, net ..................       105,180            61,340
Operating expenses ...................................................        40,317            22,623
Interest expense .....................................................         2,892               812
                                                                            --------          --------
   Total benefits and expenses .......................................       503,994           281,737
                                                                            --------          --------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST ..............        19,724            (1,886)
Income tax benefit ...................................................         5,390             8,190
                                                                            --------          --------
INCOME BEFORE MINORITY INTEREST ......................................        25,114             6,304
Minority interest ....................................................          (355)               --
                                                                            --------          --------
NET INCOME ...........................................................      $ 24,759          $  6,304
                                                                            ========          ========

     See Accompanying Notes to Unaudited Consolidated Financial Statements

                                       25

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

           UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME--
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)

                                                                   NINE MONTHS ENDED
                                                            --------------------------------
                                                             SEPTEMBER 30,     SEPTEMBER 30,
                                                                  2004             2003
                                                            ---------------   --------------

Net income ..............................................      $ 24,759          $  6,304
                                                               --------          --------
Other comprehensive income, net of tax:
   Unrealized appreciation on investments: ..............         9,511            14,965
   Add: reclassification adjustment for investment losses
    included in net income ..............................        (1,909)           (1,463)
                                                               --------          --------
Unrealized appreciation on investments net of income tax
 expense of $1,028 and $85...............................         7,602            13,502
                                                               --------          --------
Comprehensive income ....................................      $ 32,361          $ 19,806
                                                               ========          ========

     See Accompanying Notes to Unaudited Consolidated Financial Statements

                                       26

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

           UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY--
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)

                                                       NINE MONTHS ENDED
                                                --------------------------------
                                                 SEPTEMBER 30,     SEPTEMBER 30,
                                                      2004             2003
                                                ---------------   --------------

ORDINARY SHARES:
 Beginning and end of period ................   25,000,000        25,000,000
                                                ==========        ==========
SHARE CAPITAL:
 Beginning and end of period ................   $      250        $      250

ADDITIONAL PAID-IN CAPITAL:
 Beginning of period ........................      714,892           420,081
 Capital contributed by parent ..............        3,633           145,649
                                                ----------        ----------
 End of period ..............................      718,525           565,730
                                                ----------        ----------
ACCUMULATED OTHER COMPREHENSIVE INCOME:
Unrealized appreciation on investments ......
 Beginning of period ........................       15,958             6,451
 Change in period (net of tax) ..............        7,602            13,502
                                                ----------        ----------
 End of period ..............................       23,560            19,953
                                                ----------        ----------
RETAINED EARNINGS:
 Beginning of period ........................       39,720            37,182
 Net income .................................       24,759             6,304
                                                ----------        ----------
 End of period ..............................       64,479            43,486
                                                ----------        ----------
TOTAL SHAREHOLDERS' EQUITY ..................   $  806,814        $  629,419
                                                ==========        ==========

     See Accompanying Notes to Unaudited Consolidated Financial Statements

                                       27

             SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS--
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)

                                                                              NINE MONTHS ENDED
                                                                       --------------------------------
                                                                        SEPTEMBER 30,     SEPTEMBER 30,
                                                                             2004             2003
                                                                       ---------------   --------------

OPERATING ACTIVITIES
Net income .........................................................    $     24,759       $    6,304
Items not affecting cash:
 Realized losses ...................................................           3,635            4,708
 Change in value of embedded derivatives ...........................            (456)              --
 Amortization of investments .......................................           7,001            2,773
 Amortization of deferred acquisition costs ........................          54,216           35,747
 Amortization of present value of in-force business ................           2,536               --
 Changes in assets and liabilities:
   Accrued interest ................................................            (654)          (3,969)
   Reinsurance balances and risk fees receivable ...................        (110,253)          10,905
   Deferred acquisition costs ......................................        (156,420)        (107,639)
   Deferred tax liability ..........................................         (11,106)          (8,926)
   Other assets ....................................................          16,219           10,621
   Current income tax receivable and payable .......................         (22,932)            (692)
   Reserves for future policy benefits .............................         129,752          110,106
   Interest sensitive contract liabilities, net of funds withheld at
    interest .......................................................          35,741           12,111
   Due from related parties ........................................          17,908          (26,254)
   Accounts payable and accrued expenses ...........................          (4,793)            (329)
   Other ...........................................................          (2,957)          (6,611)
                                                                        ------------       ----------
Net cash (used in) provided by operating activities ................         (17,804)          38,855
                                                                        ------------       ----------
INVESTING ACTIVITIES
Purchase of fixed maturity investments .............................      (1,514,420)        (887,676)
Proceeds from sales of fixed maturity investments ..................         479,478          187,155
Proceeds from maturity of investments ..............................         241,381          149,720
Purchase of preferred stock ........................................         (23,662)         (50,036)
Proceeds from sales of preferred stock .............................          18,605              453
Proceeds from maturity of preferred stock ..........................           4,805            1,588
Other ..............................................................           1,635           (1,057)
                                                                        ------------       ----------
Net cash used in investing activities ..............................        (792,178)        (599,853)
                                                                        ------------       ----------
FINANCING ACTIVITIES
Issuance of long term debt .........................................          32,000               --
Proceeds from structured finance liability .........................         200,000               --
Deposits to interest sensitive contract liabilities ................         518,451          449,185
Withdrawals from interest sensitive contract liabilities ...........         (59,211)         (27,635)
Capital contributed by parent ......................................           3,632          145,649
                                                                        ------------       ----------
Net cash provided by financing activities ..........................         694,872          567,199
                                                                        ------------       ----------
Net change in cash and cash equivalents ............................        (115,110)           6,201
Cash and cash equivalents, beginning of period .....................         270,421          116,298
                                                                        ------------       ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                $    155,311       $  122,499
                                                                        ============       ==========
See Accompanying Notes to Unaudited Consolidated Financial Statements

                                       28

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

(1) BASIS OF PRESENTATION

     Accounting Principles--The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results for the period are not necessarily indicative of the results to be expected for the entire year.

     Consolidation--We consolidate the results of all our subsidiaries and all variable interest entities for which we are the primary beneficiary. All significant intercompany transactions and balances have been eliminated on consolidation.

     Estimates, risks and uncertainties--The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported on the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Our most significant assumptions are for assumed reinsurance liabilities and deferred acquisition costs. We review and revise these estimates as appropriate. Any adjustments made to these estimates are reflected in the period the estimates are revised.

     All tabular amounts are reported in thousands of United States dollars
(except per share amounts).

     Certain prior period amounts have been reclassified to conform to the current year presentation.

(2) NEW ACCOUNTING PRONOUNCEMENTS

     In July 2003, the Accounting Standards Executive Committee issued
Statement of Position 03-01 ("SOP"), "Accounting and Reporting by Insurance
Enterprises for Certain Nontraditional Long-Duration Insurance Contracts and
for Separate Accounts". This SOP provides guidance on accounting and reporting by insurance enterprises for certain nontraditional long-duration contracts and for separate accounts and is effective for financial statements for fiscal years beginning after December 15, 2003. In implementing the SOP we have made various determinations, such as qualification for separate account treatment, classification of securities in separate account arrangements, significance of mortality and morbidity risk, adjustments to contract holder liabilities, and adjustments to estimated gross profits as defined in Statement of Financial
Accounting Standards ("SFAS") No. 97, "Accounting and Reporting by Insurance
Enterprises for Certain Long-Duration Contracts and for Realized Gains and
Losses from the Sale of Investments". Implementation of this SOP has not had a material effect on our financial statements.

     Effective December 31, 2003, we adopted the disclosure requirements of
Emerging Issues Task Force 03-1 ("EITF 03-1") "The Meaning of
Other-Than-Temporary Impairments and Its Application to Certain Investments".
This EITF provides guidance on disclosures for other than temporary impairments of debt and marketable equity investments that have been accounted for under
SFAS No. 115 "Accounting for Certain Investments in Debt and Equity
Securities". During the quarter ended September 30, 2004 the effective date of the application of EITF 03-1 for debt securities that are impaired because of interest rate and/or sector spread increases was delayed pending issuance of further guidance.

     In January 2003, the Financial Accounting Standards Board (FASB) issued
FASB Interpretation 46, "Consolidation of Variable Interest Entities, an
Interpretation of ARB No. 51" ("FIN 46"). FIN 46 provides a framework for identifying variable interest entities and determining when a company should include its assets, liabilities, non-controlling interests and results of activities in the consolidated financial statements. A variable interest entity is a legal structure used to conduct

                                       29

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 requires a variable interest entity to be consolidated if a party with an ownership, contractual or other financial interest in the variable interest entity is obligated to absorb a majority of the risk of loss from the variable interest entity's activities, is entitled to receive a majority of the variable interest entity's residual returns, or both.
A variable interest holder that consolidates the variable interest entity is called the primary beneficiary. We have adopted FIN 46 in respect of the structured finance facility discussed in note 7. We hold no interests in unconsolidated variable interest entities.

(3) BUSINESS ACQUISITIONS

     On October 18, 2004, we announced that we had agreed to acquire the individual life reinsurance business of ING. On December 31, 2004 we closed this acquisition. We have reinsured the liabilities of all of ING's individual life reinsurance business through a coinsurance transaction. ING has transferred to us assets equal to reserves of approximately $800.0 million and paid us a ceding commission of $560.0 million. These assets will be held in trust to secure the reserve obligations of the business. Additionally, ING has transferred certain operating assets associated with the business. We now have approximately $1.0 trillion of face amount of life reinsurance in-force, $8.8 billion in assets and $2.1 billion in revenues.

     In addition to the assets to be transferred by ING, Scottish Re Group
Limited raised an additional $230.0 million in new capital, which will satisfy the capital requirements for the acquired business. This new capital includes
$180.0 million provided by The Cypress Group, a private equity firm, and an additional $50.0 million of trust preferred securities.

     On December 22, 2003, we completed the acquisition of 95% of the outstanding capital stock of ERC Life Reinsurance Corporation for $151.0 million in cash, subject to certain post closing adjustments. During the quarter ended September 30, 2004, we agreed and settled the post closing adjustment at $18.9 million, resulting in a final acquisition cost of $169.9 million. There was no goodwill arising on the acquisition. The present value of in-force of the business acquired was $29.9 million.

     ERC has requested a refund of $8.0 million in respect of a settlement of a tax liability. We have disputed ERC's right to this refund. In the event that
ERC are successful in their request, the present value of in-force business would increase to $37.8 million. On February 19, 2004, ERC Life Reinsurance
Corporation's name was changed to Scottish Re Life Corporation.

                                       30

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

(4) BUSINESS SEGMENTS

     We report segments in accordance with SFAS No. 131, "Disclosures about
Segments of an Enterprise and Related Information".

                                                                 NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                           ------------------------------------------------
                                                            LIFE REINSURANCE        OTHER          TOTAL
                                                           ------------------   -------------   -----------

Premiums earned ........................................        $368,072          $      --     $368,072
Investment income, net .................................         150,540                789     151,329
Fee income .............................................           5,795              1,701       7,496
Realized (losses) gains ................................          (1,315)            (2,320)     (3,635)
Change in value of embedded derivatives ................             456                 --         456
                                                                --------          ---------     --------
Total revenues .........................................         523,548                170     523,718
                                                                --------          ---------     --------
Claims and other policy benefits .......................         278,263                 --     278,263
Interest credited to interest sensitive contract
 liabilities ...........................................          77,342                 --      77,342
Acquisition costs and other insurance expenses, net.....         104,187                993     105,180
Operating expenses .....................................          28,677             11,640      40,317
Interest expense .......................................           2,892                 --       2,892
                                                                --------          ---------     --------
Total benefits and expenses ............................         491,361             12,633     503,994
                                                                --------          ---------     --------
Income (loss) before income taxes and minority
 interest ..............................................        $ 32,187          $ (12,463)    $19,724
                                                                ========          =========     ========

                                                                NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                           -----------------------------------------------
                                                            LIFE REINSURANCE        OTHER         TOTAL
                                                           ------------------   ------------   -----------

Premiums earned ........................................        $180,156          $     --     $180,156
Investment income, net .................................          95,595             3,010      98,605
Fee income .............................................           4,524             1,274       5,798
Realized (losses) gains ................................          (5,342)              634      (4,708)
                                                                --------          --------     --------
Total revenues .........................................         274,933             4,918     279,851
                                                                --------          --------     --------
Claims and other policy benefits .......................         131,037                --     131,037
Interest credited to interest sensitive contract
 liabilities ...........................................          65,925                --      65,925
Acquisition costs and other insurance expenses, net.....          60,329             1,011      61,340
Operating expenses .....................................          13,784             8,839      22,623
Interest expense .......................................             812                --         812
                                                                --------          --------     --------
Total benefits and expenses ............................         271,887             9,850     281,737
                                                                --------          --------     --------
Loss before income taxes and minority interest .........        $  3,046          $ (4,932)    $(1,886)
                                                                ========          ========     ========

                                                                        SEPTEMBER 30,     DECEMBER 31,
ASSETS                                                                       2004             2003
------                                                                 ---------------   -------------

Life Reinsurance ...................................................      $5,784,746     $4,937,190
Other ..............................................................         487,166        490,205
                                                                          ----------     ----------
Total ..............................................................      $6,271,912     $5,427,395
                                                                          ==========     ==========

                                       31

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

(5) DERIVATIVES

     During the quarter ended September 30, 2004, we entered into an interest rate swap contract in the amount of $100.0 million in relation to certain of our investment assets not supporting reinsurance liabilities. This contract is accounted for in accordance with SFAS No. 133, "Accounting for Derivative
Instruments and Hedging Activities". SFAS No. 133 requires that all derivatives be recognized as either assets or liabilities on the balance sheet and be measured at fair value. This derivative has not been designated as a hedge. The fair value of the swap at September 30, 2004 was a negative $2.2 million. This loss of $2.2 million has been included in realized gains (losses) in the statement of income.

(6) DEFERRED ACQUISITION COSTS

     The change in deferred acquisition costs is as follows:

                                                                         NINE MONTHS ENDED
                                                                  --------------------------------
                                                                   SEPTEMBER 30,     SEPTEMBER 30,
                                                                        2004             2003
                                                                  ---------------   --------------

Balance beginning of period ...................................      $ 304,849        $ 206,530
Expenses deferred .............................................        156,420          107,639
Amortization expense ..........................................        (54,216)         (35,747)
Deferred acquisition costs on realized gains (losses) .........           (616)           1,367
                                                                     ---------        ---------
Balance end of period .........................................      $ 406,437        $ 279,789
                                                                     =========        =========

(7) STRUCTURED FINANCE FACILITY LIABILITY

     On June 25, 2004, we closed a structured finance facility with HSBC Bank
USA, N.A. This facility provides $200.0 million that can be used to collateralize reinsurance obligations under intercompany reinsurance agreements. Simultaneously we entered into a total return swap with HSBC Bank
USA, N.A. under which we are entitled to the total return of the investment portfolio of the trust established for this facility. In accordance with FIN 46 we are considered to hold a beneficial interest in the trust, which is in turn considered to be a variable interest entity. As a result, the trust has been consolidated in these financial statements.

     The assets of the variable interest entity have been recorded as fixed maturity investments. Our consolidated income statements show the investment return of the variable interest entity as investment income and the cost of the facility in acquisition costs and other insurance expenses.

     The creditors of the variable interest entity have no recourse against our general assets.

(8) LONG-TERM DEBT

     Long-term debt consists of:

                                                 SEPTEMBER 30,     DECEMBER 31,
                                                      2004             2003
                                                ---------------   -------------
Capital securities due 2032 .................       $17,500          $17,500
Trust preferred securities due 2033 .........        20,000           20,000
Trust preferred securities due 2033 .........        10,000           10,000
Trust preferred securities due 2034 .........        32,000               --
                                                    -------          -------
Total .......................................       $79,500          $47,500
                                                    =======          =======

 Capital securities due 2032

     On December 4, 2002, Scottish Holdings Statutory Trust I, a Connecticut
statutory business trust (the "Capital Trust") issued and sold in a private offering an aggregate of $17.5 million Floating Rate Capital Securities (the
"Capital Securities"). All of the common shares of the Capital Trust are owned by Scottish Holdings, Inc., our wholly owned subsidiary.

                                       32

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

     The Capital Securities mature on December 4, 2032. They are redeemable in whole or in part at any time after December 4, 2007. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 4%. At September 30, 2004 and December 31, 2003, the interest rates were 6.02% and 5.15%, respectively.
Prior to December 4, 2007, interest cannot exceed 12.5%. The Capital Trust may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than December 4, 2032. Any deferred payments would accrue interest quarterly on a compounded basis if Scottish Holdings, Inc. defers interest on the Debentures due December 4, 2032 (as defined below).

     The sole assets of the Capital Trust consist of $18.0 million principal amount of Floating Rate Debentures (the "Debentures") issued by Scottish
Holdings, Inc. The Debentures mature on December 4, 2032 and interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 4%. At September
30, 2004 and December 31, 2003, the interest rates were 6.02% and 5.15%, respectively. Prior to December 4, 2007, interest cannot exceed 12.5%. Scottish
Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than December 4, 2032. Any deferred payments would accrue interest quarterly on a compounded basis. Scottish Holdings, Inc.
may redeem the Debentures at any time after December 4, 2007 in the event of certain changes in tax or investment company law.

     Scottish Annuity & Life Insurance Company (Cayman) Ltd. has guaranteed
Scottish Holdings, Inc.'s obligations under the Debentures and distributions and other payments due on the Capital Securities.

 Trust preferred securities due 2033

     On October 29, 2003, Scottish Holdings, Inc. Statutory Trust II, a
Connecticut statutory business trust ("Capital Trust II") issued and sold in a private offering an aggregate of $20.0 million Preferred Trust Securities (the
"Trust Preferred Securities"). All of the common shares of Capital Trust II are owned by Scottish Holdings, Inc.

     The Trust Preferred Securities mature on October 29, 2033. They are redeemable in whole or in part at any time after October 29, 2008. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 3.95%. At
September 30, 2004 and December 31, 2003, the interest rates were 5.97% and
5.10%, respectively. Prior to October 29, 2008, interest cannot exceed 12.45%.
Capital Trust II may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than October 29, 2033. Any deferred payments would accrue interest quarterly on a compounded basis if Scottish Holdings,
Inc. defers interest on the 2033 Floating Rate Debentures due October 29, 2033
(as described below).

     The sole assets of Capital Trust II consist of $20.6 million principal amount of Floating Rate Debentures (the "2033 Floating Rate Debentures") issued by Scottish Holdings, Inc. The 2033 Floating Rate Debentures mature on October
29, 2033 and interest is payable quarterly at 3 month LIBOR plus 3.95%. At
September 30, 2004 and December 31, 2003, the interest rates were 5.97% and
5.10%, respectively. Prior to October 29, 2008, interest cannot exceed 12.45%.
Scottish Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than October 29, 2033. Any deferred payments would accrue interest quarterly on a compounded basis. Scottish
Holdings, Inc. may redeem the 2033 Floating Rate Debentures at any time after
October 29, 2008 and in the event of certain changes in tax or investment company law.

     Scottish Annuity & Life Insurance Company (Cayman) Ltd. has guaranteed
Scottish Holdings, Inc.'s obligations under the Floating Rate Debentures and distributions and other payments due on the Trust Preferred Securities.

 Trust preferred securities due 2033

     On November 14, 2003, GPIC Holdings Inc. Statutory Trust, a Delaware
statutory business trust (the "GPIC Trust") issued and sold in a private offering an aggregate of $10.0 million Trust Preferred Securities (the "2033
Trust Preferred Securities"). All of the common shares of GPIC Trust are owned by Scottish Holdings, Inc.

                                       33

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

     The 2033 Trust Preferred Securities mature on September 30, 2033. They are redeemable in whole or in part at any time after September 30, 2008. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 3.90%. At
September 30, 2004 and December 31, 2003, the interest rates were 5.92% and
5.05%, respectively. GPIC Trust may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than September 30, 2033. Any deferred payments would accrue interest quarterly on a compounded basis if
Scottish Holdings, Inc. defers interest on the Junior Subordinated Notes due
September 30, 2033 (as described below).

     The sole assets of the GPIC Trust consist of $10.3 million principal amount of Junior Subordinated Notes (the "Junior Subordinated Notes") issued by
Scottish Holdings, Inc. The Junior Subordinated Notes mature on September 30,
2033 and interest is payable quarterly at 3 month LIBOR plus 3.90%. At
September 30, 2004 and December 31, 2003, the interest rates were 5.92% and
5.05%, respectively. Scottish Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than September 30,
2033. Any deferred payments would accrue interest quarterly on a compounded basis. Scottish Holdings, Inc. may redeem the Junior Subordinated Notes at any time after September 30, 2008 and in the event of certain changes in tax or investment company law.

     Scottish Annuity & Life Insurance Company (Cayman) Ltd. has guaranteed
Scottish Holdings, Inc.'s obligations under the Junior Subordinated Notes and distributions and other payments due on the 2033 Trust Preferred Securities.

 Trust preferred securities due 2034

     On May 12, 2004, Scottish Holdings, Inc. Statutory Trust III, a
Connecticut statutory business trust ("Capital Trust III") issued and sold in a private offering an aggregate of $32.0 million Trust Preferred Securities (the
"2034 Trust Preferred Securities"). All of the common shares of Capital Trust
III are owned by Scottish Holdings, Inc.

     The 2034 Trust Preferred Securities mature on June 17, 2034. They are redeemable in whole or in part at any time after June 17, 2009. Interest is payable quarterly at a rate equivalent to 3 month LIBOR plus 3.80%. At
September 30, 2004, the interest rate was 5.82%. Prior to June 17, 2009, interest cannot exceed 12.50%. Capital Trust III may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than June 17,
2034. Any deferred payments would accrue interest quarterly on a compounded basis if Scottish Holdings, Inc. defers interest on the 2034 Floating Rate
Debentures due June 17, 2034 (as described below).

     The sole assets of Capital Trust III consist of $33.0 million principal amount of Floating Rate Debentures (the "2034 Floating Rate Debentures") issued by Scottish Holdings, Inc. The 2034 Floating Rate Debentures mature on June 17,
2034 and interest is payable quarterly at 3 month LIBOR plus 3.80%. At
September 30, 2004 the interest rate was 5.82%. Prior to June 17, 2009, interest cannot exceed 12.50%. Scottish Holdings, Inc. may defer payment of the interest for up to 20 consecutive quarterly periods, but no later than June 17,
2034. Any deferred payments would accrue interest quarterly on a compounded basis. Scottish Holdings, Inc. may redeem the 2034 Floating Rate Debentures at any time after June 17, 2009 and in the event of certain changes in tax or investment company law.

     Scottish Annuity & Life Insurance Company (Cayman) Ltd. has guaranteed
Scottish Holdings, Inc.'s obligations under the 2034 Floating Rate Debentures and distributions and other payments due on the 2034 Trust Preferred
Securities.

     On December 18, 2004, SALIC raised approximately $50.0 million in capital through the issuance by one of its subsidiaries of trust preferred securities guaranteed by SALIC in a private placement to institutional investors.

(9) SHAREHOLDERS' EQUITY

     During the nine months ended September 30, 2004 and 2003, we received capital contributions of $3.6 million and $145.6 million, respectively.

                                       34

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

(10) RECENT DEVELOPMENT--CONTINGENT RECOVERABLE

     As a result of an ongoing internal accounting examination relating to certain blocks of business that SALIC acquired prior to 2004, SALIC believes that premiums accrued and certain other related assets were overstated on the financial statements originally provided by the seller in connection with the acquisition. SALIC's internal analysis of these overstatements is not complete, and the potential impact of these overstatements has not been finally determined. On the basis of the information currently available to it, SALIC believes that it has valid claims against the seller relating to these overstatements. However, if SALIC determines that it is not appropriate to record an asset in respect of such claims, then the overstatements would result in adjustments to SALIC's balance sheet at December 31, 2004, which adjustments would be expected to be in an amount equal to approximately 3% of SALIC's net worth as at September 30, 2004 and would result in a charge to net income for the year ended December 31, 2004 in the same amount.

(11) CREDIT AND COLLATERAL FACILITIES

     During 2003, we had two credit facilities, which consisted of:

      a)  a credit facility totaling $50.0 million, of which $25.0 million was available on an unsecured basis and $25.0 million was available on a secured basis. The facility provided capacity for borrowings and letters of credit. The interest rate on amounts borrowed under the secured facility was LIBOR plus 50 basis points and under the unsecured facility was LIBOR plus 75 basis points. This facility was scheduled to expire in October 2004 and was extended to December 31,
          2004. This credit facility has been replaced by a facility entered into on December 29, 2004, which is described below.

      b)  a secured credit facility totaling $50.0 million. This facility provided a combination of borrowings and letters of credit. The interest rate on amounts borrowed under this facility was LIBOR plus
          45 basis points. This facility was scheduled to expire in September
          2004 and was extended to December 31, 2004. This credit facility has been replaced by a facility entered into on December 29, 2004, which is described below

     One of the facilities required that we maintain shareholders' equity of at least $340.0 million. At September 30, 2004, our shareholders' equity was
$806.8 million. The other facility required that Scottish Re Group Limited maintain consolidated net worth of $520.0 million, a maximum debt to total capitalization ratio of 30% and uncollateralized assets of 1.2 times any unsecured borrowings. At September 30, 2004, Scottish Re Group Limited's net
worth was $807 million and the ratio of debt to total capitalization was 10%.
At September 30, 2004, there were no borrowings under the facilities.
Outstanding letters of credit under these facilities amounted to $33.8 million as at September 30, 2004 and $31.2 million at December 31, 2003.

     On December 29, 2004, we, Scottish Re (Dublin) Limited, Scottish Re
(U.S.), Inc., and Scottish Re Limited closed a $175 million, 364-day revolving credit facility with a syndicate of banks led by Bank of America, N.A. The facility provides capacity for borrowing and for extending letters of credit.
The proceeds from the facility will be used for working capital, capital expenditures and general corporate purposes. The facility is a direct financial obligation of each of the borrowers; however, we have guaranteed the payment of obligations of Scottish Re (Dublin) Limited, Scottish Re (U.S.), Inc., and
Scottish Re Limited.

     The facility may be increased to an aggregate principal amount of $200 million, in which increase the lenders may, but are not obligated to, participate on a pro rata basis. Standby letters of credit issued under the facility will be unconditional, irrevocable and will have a maximum term of one year from the date of issuance.

     The facility will terminate and all amounts outstanding thereunder will be due 364 days from the closing date, unless the term out option is exercised.
The term out option may be exercised if there

                                       35

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--
                               SEPTEMBER 30, 2004

are no events of default under the credit facility and if all representations and warranties are true and correct as of the date of conversion.

     The interest rate on each loan made under the facility, as determined by the nature of the loan, will be at (i) the Federal Funds Rate plus 0.50%, (ii)
the prime rate as announced by Bank of America, N.A., or (iii) the British
Bankers Association LIBOR Rate plus an applicable margin. We may select interest periods of 1, 2 or 3 months for LIBOR loans, subject to availability.
Interest will be payable at least quarterly, at the end of each interest period.

     Under the terms of the facility, the following constitute events of default: nonpayment of principal, interest, fees or other amounts due under any loan or letter of credit obligation thereunder; failure to adhere to the terms of any covenants contained therein; any material misstatement made in any representation or warranty contained therein; default on any indebtedness or guarantee in the amount of $10 million or more by us or any of our subsidiaries; any attachment or levy against all or part of any of our property, if not released within 30 days after such attachment or levy; the institution of bankruptcy or insolvency proceedings, whether voluntary or involuntary; entry of a final judgment against us or subsidiary for payment greater than a certain threshold amount, or any non-monetary judgment that could reasonably be expected to have, individually or in the aggregate, a material adverse effect; actual or asserted invalidity of any loan documentation; a change of control; or customary ERISA defaults. If an event of default occurs and is continuing, the entire principal thereof and interest accrued thereon may be declared to be due and payable immediately.

     The facility requires that Scottish Annuity & Life Insurance Company
(Cayman) Ltd. maintain a minimum amount of shareholders' equity, a debt to capitalization ratio of less than 20% and uncollateralized assets of 1.2 times borrowings. In addition, the facility requires that Scottish Re Group Limited maintain a minimum amount of shareholders' equity, and a debt to capitalization ratio of less than 30%. The facility also requires that Scottish Re (U.S.),
Inc. maintain minimum capital and surplus equal to the greater of (i) $20 million or (ii) the amount necessary to prevent a company action level event from occurring under the risk based capital laws of Delaware.

     We also have a reverse repurchase agreement with a major broker/dealer.
Under this agreement, we have the ability to sell agency mortgage backed securities with the agreement to repurchase them at a fixed price, providing the dealer with a spread that equates to an effective borrowing cost linked to one-month LIBOR. This agreement is renewable monthly at the discretion of the broker/dealer. At September 30, 2004 and December 31, 2003, there were no borrowings under this agreement.

     On January 12, 2005, Stingray Pass-Through Trust (the "Pass-Through
Trust") issued $325 million in aggregate principal amount of 5.902% collateral facility securities (the "Pass-Through Certificates") in a private transaction, and used the proceeds of this issuance to purchase an aggregate principal amount of $325 million of 5.902% investor certificates (the "Investor
Certificates") from Stingray Investor Trust ("Investor Trust"). The Investor
Trust used the proceeds of this issuance to purchase a portfolio of high-grade commercial paper notes. Under a Put Agreement between the Investor Trust and
SALIC, the Investor Trust agrees to purchase at a pre-determined price Funding
Agreements issued by SALIC, up to any amount such that the aggregate face amount of Funding Agreements outstanding at any time does not exceed
$325,001,000, in exchange for a portfolio of highly rated 30-day commercial paper. In consideration for the Investor Trust's agreement to purchase Funding
Agreements, SALIC will pay the Investor Trust a Put Premium on a monthly payment date. Although SALIC participated in the transactions leading to the establishment of the Pass-Through Trust and the Investor Trust, the trusts are independent entities and are not owned, controlled or managed by SALIC. The
Pass-Through Certificates are direct financial obligations of the Pass-Through
Trust, the Investor Certificates are direct financial obligations of the
Investor Trust, and the Funding Agreements are a direct financial obligation of
SALIC. See "Description of Scottish Annuity & Life Insurance Company (Cayman)
Ltd.--Recent Developments--Stingray Pass-Through Trust Collateral Facility
Securities Transaction"

                                      36